Exhibit 10.46

SEPARATION AGREEMENT, WAIVER AND RELEASE

This Separation Agreement, Waiver and Release (this “Waiver and Release”) is entered into by Transmeridian Exploration Incorporated (the “Company”) and Stephen T. Newton (the “Executive”) effective as of the date the Executive signs this Waiver and Release as set forth below.

1. The Executive hereby resigns his position as President of the Company effective November 30, 2007. In connection with the Executive separation from employment, the Company agrees to pay the Executive an amount equal $125,000.00, less any applicable tax withholdings. Such payment shall be made upon the expiration of the applicable revocation period set forth hereinbelow.

2. The Executive received a grant of 300,000 restricted shares of common stock of the Company effective upon his appointment as President of the Company on May 29, 2007, 100,000 of which vested on such date, subject to a six-month holding period, and the remainder of which expires and is terminated effective as of date of the Executive resignation.

3. In exchange for the consideration offered hereinabove, the Executive hereby agrees as follows:

The Executive does hereby waive any and all claims against and release the Company, its affiliates and its subsidiaries and each of their directors and officers, executives and agents, and benefit plans and the fiduciaries and agents of said plans (collectively referred to as the “Corporate Group”) from any and all claims, demands, actions, liabilities and damages he may have against any of them.

The Executive understands that signing this Waiver and Release is an important legal act. The Executive acknowledges that the Company has advised him in writing to consult an attorney before signing this Waiver and Release. The Executive further acknowledges that the Executive was given 45 calendar days after the date this Waiver and Release was furnished to him to consider whether to sign and return the Waiver and Release to the Company.

In exchange for the consideration offered to the Executive hereinabove, the Executive agrees not to sue or file any action or proceeding with any local, state and/or federal agency or court regarding or relating in any way to the Company, and the Executive knowingly and voluntarily waives all claims and releases the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to the Corporate Group, except such rights or claims as may arise after the date this Waiver and Release is executed. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Older Workers Benefit Protection Act of 1990; the Employee Retirement Income Security Act of 1974,

as amended; the Family and Medical Leave Act of 1993; and/or contract, tort, defamation, slander, wrongful termination or other claims or any other state or federal statutory or common law.

Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release.

The Executive understands that for a period of seven (7) calendar days following his signing this Waiver and Release (the “Waiver Revocation Period”), the Executive may revoke his acceptance of the offer by delivering a written statement to the Company by hand or by registered mail, addressed to the Company at 5847 San Felipe., Suite 4300, Houston, Texas, Attention: Chief Financial Officer, in which case the Waiver and Release will not become effective. In the event the Executive revokes his acceptance of this offer, the Company shall have no obligation to provide him the consideration offered hereinabove. The Executive understands that failure to revoke his acceptance of the offer within the Waiver Revocation Period will result in this Waiver and Release being permanent and irrevocable.

The Executive acknowledges that he has read this Waiver and Release, has had an opportunity to ask questions and have it explained to him and that the Executive understands that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action the Executive might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin or disability and any other claims arising prior to the date of this Waiver and Release. This Waiver and Release will be governed by the laws of the State of Texas.

By execution of this document, the Executive does not waive or release or otherwise relinquish any legal rights the Employee may have which are attributable to or arise out of acts, omissions or events of the Company or any other member of the Corporate Group which occur after the date of execution of this Waiver and Release.

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IN WITNESS WHEREOF, the undersigned TRANSMERIDIAN EXPLORATION INCORPORATED has executed this Waiver and Release as of the 30th day of November, 2007.

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	Attest:
Name:	Name:
Title:	Title:

AGREED TO AND ACCEPTED this

     day of             , 2007.

Stephen T. Newton